Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Communication Intelligence Corporation on Form S-1 (File No. 333-153062, effective September 26, 2008; File No. 333-147436, effective December 20, 2007; File No. 333-121563, effective January 21, 2005) and Form S-8 (File No. 333-184581, effective October 24, 2012; File No. 333-171952, effective January 28, 2011; File No. 333-160403, effective July 1, 2009; File No. 333-153595, effective September 19, 2008; File No. 333-133001, effective April 5, 2006; File No. 333-70838, effective October 3, 2001; File No. 333-49396, effective November 6, 2000) of our report dated March 31, 2015, with respect to the consolidated balance sheet of Communication Intelligence Corporation and subsidiary as of December 31, 2014, and the related consolidated statements of operations, comprehensive loss, stockholders' (deficit) equity, and cash flows for the fiscal year then ended, which report appears in the December 31, 2014 annual report on Form 10-K of Communication Intelligence Corporation.

                                                                                                                /s/ ArmaninoLLP
ArmaninoLLP
San Ramon, California

March 31, 2015